Appleton, Wisconsin • Minneapolis, Minnesota Thrivent.com • 800-847-4836	Guaranteed Lifetime Withdrawal Benefit Election Application and Payout

Member ID	Contract number

Section 1 - Annuitant

Name of annuitant (print first, middle, last name, and suffix, as applicable)

Name of joint annuitant, if applicable (print first, middle, last name and suffix, as applicable)

Section 2 - Election

Guaranteed Lifetime Withdrawal Benefit (GLWB) Calculation Date

On any date you may elect a contract anniversary to be the Calculation Date provided that all Covered Persons are at least contract age 62 on the Calculation Date. A Covered Person’s contract age is that person’s age on his or her birthday nearest the date of issue increased by one on each contract anniversary.

Elect GLWB Calculation Date:

☐	Immediately; using the most recent contract anniversary.

☐	Future date; using next contract anniversary - only if no more than 90 days from receipt of this form.

Covered Person(s)

☐	This is a joint annuitant contract where benefits are automatically based on both annuitants as Covered Persons. Information for both Covered Persons is already on file.

☐	This is a single annuitant contract.

☐	I elect benefits based on the annuitant as the sole Covered Person.

☐	I elect to add my spouse as the second Covered Person, who will be at least contract age 62 on the GLWB Calculation Date. Benefits are based on both Covered Persons.

Name of proposed second Covered Person, if applicable (member, unless indicated otherwise; print first, middle, last name, and suffix, as applicable)
Address	City
	State	ZIP code
Date of birth	Phone

Section 3 - Automatic Payout Option (APO) Selection Information

☐ New APO	☐ Change existing APO	☐ Cancel existing APO

Start date -	/	/		If 29-31 is chosen, payout will occur on the 28th.
	month	day 1-28	year

Payout frequency:   ☐ Monthly             ☐ Quarterly             ☐ Semiannually             ☐ Annually

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APO Type desired

☐	Level Guaranteed Withdrawal Amount (GWA)

Produces a level payout based on GWA divided by the payout frequency selected above. For a partial contract year, the payout is prorated. Level GWA is the default option if none selected.

Safetynet Option - if no box is checked default includes Safetynet.

☐ Yes -	GWA payouts continue automatically. If during a contract year, an additional partial surrender is taken, the automatic payout will stop before the GWA is exceeded; providing a Safetynet for your GLWB guaranteed values.

☐ No -	GWA payouts will continue automatically after an additional partial surrender for the remainder of the contract year. In years when partial surrenders occur, this option will result in total contract year withdrawals that exceed the GWA and will reduce GLWB guaranteed values.

☐ Remaining GWA

Payout amount may vary. The remaining GWA is divided by the number of remaining payouts at the frequency requested in the contract year. Payout is made when remaining GWA is greater than zero.

☐ Fixed Amount of $

Pays out for the amount and frequency selected. Has the ability to exceed your GWA which could result in a reduction of all GLWB guaranteed values.

Section 4 - Distribution Option Desired

Send entire amount by:

☐ Check	☐ Place into an existing Thrivent Mutual Fund account -
☐ Direct Deposit	☐ Place into a new Thrivent Mutual Fund account. Complete a new business application.

For Direct Deposit only, complete bank information below.

☐ New request	☐ Bank change

Name of bank account owner

Name of joint bank account owner

Full name of bank

Account number	Routing number	☐ Checking	☐ Savings

If I have elected to have my payout check deposited in an account at another bank, I authorize Thrivent Financial to begin making such deposits (and corrections, if needed) to the bank indicated above. This bank is authorized to accept and/or correct deposits to my account. This authority shall remain in effect until I revoke it by terminating my contract or by giving prior notice to Thrivent Financial.

I have verified with the bank that this information is correct. I certify that this is my account. I agree and understand that Thrivent Financial is not responsible for any deposits made based on this information.

For contracts with multiple owners, disbursement checks may be made payable to only the primary owner. If only the primary owner’s name appears as the payee on a disbursement check from a contract with multiple owners, it is the responsibility of the primary owner to obtain signatures of the other owners prior to cashing the check. If the disbursement results in taxable income, the tax information will be reported to all owners.

For internal product-to-product transfers only - Unless otherwise indicated herein, I intend the requested transfer(s) from the distributing contract(s) to become effective only if and when:

•	Thrivent Financial (including its subsidiaries and affiliates) has approved the first application of the amount(s) requested to the receiving contract(s), as described above, or, if not, as I subsequently agree to accept; and

•	with respect to any receiving contract(s) that I have applied for, as described above, Thrivent Financial (including its subsidiaries and affiliates) has approved the issuance of the receiving contract(s), as applied for or, if not, as I subsequently agree to accept.

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Section 5 - Notification for Federal and State Income Tax Withholding

Any tax withholding and/or surrender charges should be:

☐ Added to withdrawal amount requested (net)         ☐ Subtracted from withdrawal amount requested (gross)

If no boxes are checked, charges and withholding will be subtracted from withdrawal amount requested (gross). If a “added to” is selected, the GWA may be exceeded which may reduce the benefit base of the GLWB rider.

Withholding election:

You are liable for federal and state income tax, where applicable, on the taxable portion of your distribution even if you elect no withholding. Except where prohibited by federal and/or state law, you can elect: 1) no withholding; 2) withholding at the minimum federal and state rates; or 3) withholding at a rate higher than the minimum rates. You may be subject to tax penalties under the estimated tax payment rules if your payments of estimated tax and withholding, if any, are not adequate. Check with your tax advisor to determine if withholding is necessary.

If no box is checked, federal (10%) and possibly state income tax will be withheld.

Federal Tax Withholding (must be at least 10%):

☐	Do not withhold federal income tax
☐	Withhold federal income tax amount of $ or %. If dollar amount or percentage is less than 10%, then 10% federal withholding will occur.

State Tax Withholding:

☐	Do not withhold state income tax*
☐	Withhold the applicable state income tax amount of $ or %. If dollar amount or percentage is less than the state minimum, or if amount or percentage is not completed, we will withhold at your state’s minimum rate.

* If your state requires withholding, we will withhold at your state’s minimum rate unless you indicate a higher rate.

Roth Distributions:

No tax withholding will be withheld from your Roth IRA.

Mandatory Tax - Distributions from a 403(b) or qualified retirement plan that are eligible for rollover and are not directly rolled over are subject to mandatory 20% federal tax withholding. Refer to the 403(b) and Qualified Plan Distribution Disclosure (form 9972) for more information. If your distribution is subject to mandatory 20% federal tax withholding, your distribution may also be subject to mandatory state tax withholding.

403(b) or Tax Sheltered Annuity Distribution Acknowledgement - I acknowledge that if this distribution is an eligible rollover distribution from a 403(b) and is not a direct rollover to a qualified retirement plan or IRA, the taxable amount of the distribution will be subject to 20% income tax withholding. I also acknowledge that I have received and read the 403(b) and Qualified Plan Distribution Disclosure (form 9972). I acknowledge that I have the right to delay making a decision regarding the distribution from the above plan for at least 30 days after receiving the 403(b) and Qualified Plan Distribution form and have been given this opportunity. I hereby elect to waive my right to the 30 day waiting period and request Thrivent Financial to make this distribution as soon as administratively possible. Due to the tax consequences, I have been advised to seek competent tax advice pertaining to this distribution.

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Section 6 - Employer Certification (complete for 403(b) Automatic Payout Option only)

By signing below, I certify that the participant/annuitant named on page 1 has had a distributable event (age 59 1/2, termination of employment, financial hardship, etc.) and is able to receive a distribution, in the form of a systematic withdrawal, in accordance with the terms and conditions of the 403(b) plan sponsored by the employer named below. In the event the participant is no longer eligible to receive such systematic withdrawals, the employer will notify Thrivent Financial in writing. In addition, I certify that I am an authorized representative of the employer.

Name of employer
Name of authorized representative of employer	Title of authorized representative of employer
Signature of authorized representative of the employer and date signed

X

Section 7 - Additional Information

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Section 8 - Agreements and Authorization

I understand and agree that:

1.	If I am electing the GLWB Calculation Date, I reviewed the withdrawal percentage applicable to this election and want to set the guarantee benefits..
2.	If I am electing to add a second Covered Person:
a)	That person is my spouse and will be at least contract age 62 on the GLWB Calculation Date;
b)	That person will become my sole primary beneficiary. A change to the primary beneficiary is only allowable when the Covered Person is no longer my spouse or no longer survives;
3.	The contract age of the younger Covered Person will determine the withdrawal percentage.
4.	Payouts will start on the first possible day selected after receipt of this form.
5.	Additional Surrenders may change or stop GWA payout for the contract year.
6.	Surrenders in excess of GWA will result in a reduction of GLWB Rider guaranteed values.
7.	Surrenders may result in reporting of taxable gain, which cannot be reversed and may be subject to federal and possible state tax withholding.
8.	Surrender charges may apply.
9.	All representations made are true and complete to the best of my knowledge and belief on the date signed.
10.	This application will become part of the contract.
11.	No representative of Thrivent Financial except the president or secretary can make or alter any contract or waive any of Thrivent Financial’s rights or requirements.

Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

The signature below applies to all sections and statements made on this application.

Signature of owner/assignee* and date signed

X

Title (if applicable)

Signature of joint owner/assignee* or second covered person and date signed

X

Title (if applicable)

*	Absolutely Assigned Contracts - Absolute assignee is: 1) Person(s) - individual(s) signature required; or 2) Business Entity - one authorized signer’s signature is required. Business Entity Authorization (form 23438) must be on file; Collaterally Assigned Contracts - Owner and collateral assignee; one officer’s signature and title for a corporation, church or partnership.

Signature of representative and date signed

X

Name and code number of representative

Mail completed form to:	Fax:
Thrivent Financial	800-225-2264
PO Box 8075
Appleton WI 54912-8075

This form may be used for Thrivent Life Insurance Company (Minneapolis, MN 55415), a wholly owned subsidiary of Thrivent Financial for Lutherans. If used in this form, “Thrivent Financial” refers to Thrivent Financial for Lutherans and Thrivent Life Insurance Company.

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